Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan José Román-Jiménez	Mr. Garrett Edson
EVP and Chief Financial Officer	ICR
(787) 749-4949	(787) 792-6488

Triple-S Management Corporation Reports Third Quarter 2020 Results

SAN JUAN, Puerto Rico, November 6, 2020 – Triple-S Management Corporation (NYSE:GTS), a leading healthcare care company in Puerto Rico, today announced its third quarter 2020 results.

“Our strong third quarter performance reflects ongoing, improved performance resulting from our operational focus and enhanced organizational capabilities,” said Roberto Garcia-Rodriguez, President and Chief Executive Officer. “This has led to sustained membership momentum and premium growth in a difficult environment, particularly in the government markets sector. Continuing this momentum, we are delivering a very competitive Medicare Advantage product for this year’s open enrollment period.  Like most of our peer managed care companies, we have also experienced lower than planned utilization due to the impact of the ongoing pandemic.

“I am proud of our people, who continue to support our customers, providers and communities. Through their efforts, we are helping our members handle their medical needs safely and partnering with our providers and community organizations to assist our seniors and most vulnerable members during this challenging time.

“As we look to 2021 and beyond, we aim to be the preeminent healthcare company in Puerto Rico by delivering seamless holistic care through innovative models, state of the art technology and service excellence, in partnership with our providers.”

Third Quarter 2020 Consolidated Results and Other Highlights

•	Net income of $23.6 million, or $1.02 per diluted share, versus net income of $13.9 million, or $0.58 per diluted share, in the prior-year period;
•	Adjusted net income of $14.2 million, or $0.61 per diluted share, a 17.4% increase versus adjusted net income of $12.1 million, or $0.51 per diluted share, in the prior-year period;
•	Operating revenues of $942.9 million, a 12.8% increase from the prior-year period, primarily reflecting higher Managed Care net premiums earned;
•	Consolidated loss ratio of 82.5%, a 90 basis-point improvement from the third quarter of 2019, reflecting higher premium rates and lower utilization;
•	Medical loss ratio (“MLR”) of 84.7%, an improvement of 170 basis points over the same period last year;

Triple-S Management Corporation

•	Consolidated operating income of $22.3 million, a 17.4% increase compared to $19.0 million in the prior-year period;

Selected Consolidated Quarterly Details

•	Consolidated net premiums earned were $923.0 million, up 13.3% from the prior-year period, primarily reflecting higher Managed Care premiums.

•
Consolidated claims incurred were $761.8 million, up 12.0% year-over-year. Consolidated loss ratio was 82.5%, 90 basis points lower than the prior-year period, reflecting higher premium rates and lower utilization in the Company’s Managed Care segment.

•
Consolidated operating expenses of $158.8 million increased by $21.9 million, or 16.0%, from the prior-year period, primarily reflecting the reinstatement of the HIP fee in 2020 and expenses related to supplying much-needed assistance to our providers, communities and seniors to help them manage through the COVID-19 pandemic.  The consolidated operating expense ratio was 17.1%, a 40 basis-point increase from the prior-year quarter.

Selected Segment Quarterly Details

Managed Care

•	Managed Care premiums earned were $850.0 million, up 13.9% year-over-year.

o
Medicare premiums earned of $400.7 million increased 9.2% from the prior-year period, largely due to an increase of approximately 20,000 member months, which primarily reflects a more competitive product offering and higher premium rates due to an increase in the premium rate benchmark and membership risk score.  In addition, as utilization of services has trended to almost-normalized levels, the Company reduced the estimated MLR rebate accrual, which was originally recorded as a reduction of premiums.

o
Medicaid premiums earned of $240.9 million increased 36.6% from the prior-year period, primarily reflecting higher member months of approximately 67,000, higher average premium rates following three premium rate increases effective November 1, 2019, May 1, 2020 and July 1, 2020, and the reinstatement of the HIP Fee pass-through in 2020.

o
Commercial premiums earned of $208.4 million increased 2.6% from the prior-year period, mainly reflecting higher average premium rates, an increase of approximately 3,000 fully insured member months and the reinstatement of the HIP Fee pass-through in 2020.

•
Reported MLR of 84.7% improved 170 basis points from the prior-year period, primarily reflecting higher average premium rates and the reinstatement of the HIP Fee in 2020, as well as lower utilization of services during the quarter as the result of the pandemic, offset in part by increased benefits in the Medicare product offering in 2020.

Life Insurance Segment

•	Premiums earned of $50.1 million increased 9.4% from the prior-year period, resulting from new sales and the acquisition of a life insurance portfolio in the second quarter of 2020.

Triple-S Management Corporation

•
Operating income was $5.7 million, compared with $6.6 million in the prior year period, primarily caused by a higher actuarial reserve due to the reinstatement of policies that were cancelled during the second quarter of 2020 due to the COVID-19 lockdown.

Property and Casualty Segment

•	Premiums earned of $23.9 million increased 0.8% from the prior-year period.

•	Operating income was $4.4 million, compared with $6.6 million during the same quarter last year; this decrease was primarily caused by an increase in net commission expense.

•	Updated information related to Hurricane María as of September 30, 2020:

o	The Company’s P&C subsidiary has paid a cumulative amount of $767 million in claims and expenses related to Hurricane María. Estimated gross losses remain unchanged at $967 million.

o	TSP closed 75 claims during the third quarter of 2020, increasing the number of claims closed to 97.5%; 434 claims remain open.

o	The Company has been served with process with respect to 322 of the 434 claims that remain open.

2020 Outlook

The Company is raising its full year 2020 guidance for adjusted net income per diluted share to be between $3.25 and $3.35, compared to its previous outlook for adjusted net income per diluted share between $2.80 and $3.00.  The Company is currently assuming a weighted average diluted share count for full year 2020 of 23.4 million shares.

Conference Call and Webcast

Management will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss its financial results for the three months ended September 30, 2020. To participate, callers within the U.S. and Canada should dial 1-877-300-8521 and international callers should dial 1-412-317-6026 at least ten minutes before the call.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s website at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s website, will be available about two hours after the call ends for one year. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the website.

Triple-S Management Corporation

About Triple-S Management Corporation

Triple-S Management Corporation is a healthcare company and one of the top players in the Puerto Rico healthcare industry, with over 60 years of experience as the premier brand serving more people through the most attractive provider networks on the island.  We have the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and we offer a broad portfolio of managed care and related products in the Commercial, Medicare Advantage and Medicaid markets. Triple-S is also a well-known brand in the life insurance and property and casualty insurance markets in Puerto Rico, with strong customer relationships and a significant market share. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.

Non-GAAP Financial Measures

This earnings release presents information about the Company’s adjusted net income, which is a non-GAAP financial metric provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (GAAP). A reconciliation of adjusted net income to net income, the most comparable GAAP financial measure, is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities and reserves
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

Triple-S Management Corporation

•	Ability to contract with providers consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employees, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

Triple-S Management Corporation

Earnings Release Schedules and Supplemental Information

Condensed Consolidated Balance Sheets	Exhibit I

Condensed Consolidated Statements of Earnings	Exhibit II

Condensed Consolidated Statements of Cash Flows	Exhibit III

Segment Performance Supplemental Information	Exhibit IV

Reconciliation of Non-GAAP Financial Measures	Exhibit V

Triple-S Management Corporation

Exhibit I

Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
Unaudited

	September 30, 2020	December 31, 2019
Assets

Investments	$1,874,331	$1,643,637
Cash and cash equivalents	129,603	109,837
Premium and other receivables, net	546,959	567,692
Deferred policy acquisition costs and value of business acquired	243,663	234,885
Property and equipment, net	130,220	88,588
Other assets	195,511	174,187

Total assets	$3,120,287	$2,818,826

Liabilities and Stockholders' Equity

Policy liabilities and accruals	$1,551,181	$1,425,477
Accounts payable and accrued liabilities	423,083	370,483
Short-term borrowings	82,500	54,000
Long-term borrowings	53,836	25,694

Total liabilities	2,110,600	1,875,654

Stockholders’ equity:
Common stock	23,430	23,800
Other stockholders’ equity	986,970	920,065

Total Triple-S Management Corporation stockholders’ equity	1,010,400	943,865

Non-controlling interest in consolidated subsidiary	(713)	(693)

Total stockholders’ equity	1,009,687	943,172

Total liabilities and stockholders’ equity	$3,120,287	$2,818,826

Triple-S Management Corporation

Exhibit II

Condensed Consolidated Statements of Earnings
(dollar amounts in thousands, except per share data)
Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Premiums earned, net	$922,934	$815,021	$2,657,366	$2,442,516
Administrative service fees	3,752	2,607	8,755	7,695
Net investment income	14,168	15,176	42,294	45,614
Other operating revenues	2,052	3,167	6,394	6,335
Total operating revenues	942,906	835,971	2,714,809	2,502,160

Net realized investment gains (losses)	507	1,087	(180)	4,766
Net unrealized investment gains (losses) on equity investments	11,040	1,267	(17,428)	24,259
Other income, net	1,811	485	6,217	3,359
Total revenues	956,264	838,810	2,703,418	2,534,544

Benefits and expenses:
Claims incurred	761,792	680,010	2,129,401	2,009,504
Operating expenses	158,809	136,882	499,669	403,629
Total operating costs	920,601	816,892	2,629,070	2,413,133

Interest expense	2,096	2,062	5,813	5,681

Total benefits and expenses	922,697	818,954	2,634,883	2,418,814

Income before taxes	33,567	19,856	68,535	115,730

Income tax expense	9,989	5,910	27,520	36,075

Net income	23,578	13,946	41,015	79,655

Net (loss) attributable to the non-controlling interest	(3)	(2)	(20)	(10)

Net income attributable to Triple-S Management Corporation	$23,581	$13,948	$41,035	$79,665

Earnings per share attributable to Triple-S Management Corporation:

Basic net income per share	$1.02	$0.59	$1.77	$3.44
Diluted net income per share	$1.02	$0.58	$1.76	$3.43

Weighted average of common shares	23,073,511	23,830,106	23,215,840	23,143,361
Diluted weighted average of common shares	23,193,980	23,893,807	23,318,069	23,217,298

Triple-S Management Corporation

Exhibit III

Condensed Consolidated Statements of Cash Flows
(dollar amounts in thousands)
Unaudited

	For the Nine Months Ended September 30,
	2020	2019

Net cash provided by (used in) operating activities	$223,681	$(3,455)

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	94,557	365,383
Fixed maturities matured/called	37,450	19,017
Securities held to maturity - fixed maturities matured/called	1,079	1,378
Equity investments sold	80,152	126,134
Other invested assets sold	13,231	3,379
Acquisition of investments:
Securities available for sale - fixed maturities	(206,387)	(397,956)
Securities held to maturity - fixed maturities	(1,087)	(748)
Equity investments	(201,324)	(88,945)
Other invested assets	(25,442)	(24,233)
Increase in other investments	(3,924)	(2,710)
Net change in policy loans	240	(1,097)
Net capital expenditures	(52,549)	(14,746)
Capital contribution on equity method investees	(7,083)	-

Net cash used in investing activities	(271,087)	(15,144)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	16,814	3,808
Net change in short-term borrowings	28,500	-
Proceeds of long-term borrowings	30,841	-
Repayments of long-term borrowings	(2,760)	(2,425)
Repurchase and retirement of common stock	(14,980)	(1)
Proceeds from policyholder deposits	21,586	15,060
Surrender of policyholder deposits	(12,829)	(16,455)

Net cash provided by (used in) financing activities	67,172	(13)

Net increase (decrease) in cash and cash equivalents	19,766	(18,612)

Cash and cash equivalents, beginning of period	109,837	117,544

Cash and cash equivalents, end of period	$129,603	$98,932

Triple-S Management Corporation

Exhibit IV

Segment Performance Supplemental Information

(Unaudited)	Three months ended September 30,				Nine months ended September 30,
(dollar amounts in millions)	2020	2019	Percentage Change		2020	2019	Percentage Change
Premiums earned, net:
Managed Care:
Commercial	$208.4	$203.1	2.6%		$605.3	$602.4	0.5%
Medicare	400.7	367.1	9.2%		1,160.9	1,065.7	8.9%
Medicaid	240.9	176.3	36.6%		682.9	577.7	18.2%
Total Managed Care	850.0	746.5	13.9%		2,449.1	2,245.8	9.1%
Life Insurance	50.1	45.8	9.4%		144.9	135.1	7.3%
Property and Casualty	23.9	23.7	0.8%		66.9	64.9	3.1%
Other	(1.0)	(1.0)	0.0%		(3.5)	(3.3)	(6.1%)
Consolidated premiums earned, net	$923.0	$815.0	13.3%		$2,657.4	$2,442.5	8.8%
Operating revenues: [1]
Managed Care	$858.2	$755.8	13.5%		$2,473.7	$2,273.7	8.8%
Life Insurance	57.0	52.5	8.6%		165.5	155.1	6.7%
Property and Casualty	26.1	26.2	(0.4%)		73.5	72.3	1.7%
Other	1.6	1.4	14.3%		2.1	1.0	110.0%
Consolidated operating revenues	$942.9	$835.9	12.8%		$2,714.8	$2,502.1	8.5%
Operating income (loss): [2]
Managed Care	$13.0	$5.4	140.7%		$56.5	$56.8	(0.5%)
Life Insurance	5.7	6.6	(13.6%)		20.2	17.5	15.4%
Property and Casualty	4.4	6.6	(33.3%)		10.9	14.9	(26.8%)
Other	(0.8)	0.4	(300.0%)		(1.9)	(0.2)	(850.0%)
Consolidated operating income	$22.3	$19.0	17.4%		$85.7	$89.0	(3.7%)
Operating margin: [3]
Managed Care	1.5%	0.7%	80	bp	2.3%	2.5%	-20	bp
Life Insurance	10.0%	12.6%	-260	bp	12.2%	11.3%	90	bp
Property and Casualty	16.9%	25.2%	-830	bp	14.8%	20.6%	-580	bp
Consolidated	2.4%	2.3%	10	bp	3.2%	3.6%	-40	bp
Depreciation and amortization expense	$3.1	$3.7	(16.2%)		$10.9	$10.7	1.9%

1 Operating revenues include premiums earned, net, administrative service fees and net investment income.
2 Operating income or loss include operating revenues minus operating costs. Operating costs include claims incurred and operating expenses.
3 Operating margin is defined as operating income or loss divided by operating revenues.

Triple-S Management Corporation

Managed Care Additional Data

	Three months ended September 30,		Nine months ended September 30,
(Unaudited)	2020	2019	2020	2019
Member months enrollment:
Commercial:
Fully-insured	966,906	964,321	2,920,460	2,872,836
Self-insured	324,372	356,059	981,634	1,072,510
Total Commercial	1,291,278	1,320,380	3,902,094	3,945,346
Medicare Advantage	407,170	386,995	1,220,280	1,156,438
Medicaid	1,132,626	1,065,885	3,278,098	3,187,753
Total member months	2,831,074	2,773,260	8,400,472	8,289,537
Claim liabilities (in millions)			$420.6	$390.3
Days claim payable			57	56
Premium PMPM:
Managed Care	$339.09	$308.83	$330.12	$311.18
Commercial	215.53	210.61	207.26	209.69
Medicare Advantage	984.11	948.59	951.34	921.54
Medicaid	212.69	165.40	208.32	181.22
Medical loss ratio:	84.7%	86.4%	82.7%	84.9%
Commercial	81.9%	84.7%	76.1%	82.8%
Medicare Advantage	80.6%	81.1%	80.2%	81.4%
Medicaid	94.0%	99.6%	92.7%	93.4%
Adjusted medical loss ratio: [1]	82.1%	89.4%	81.3%	86.5%
Commercial	78.3%	88.5%	74.9%	85.1%
Medicare Advantage	78.4%	81.6%	78.9%	80.9%
Medicaid	91.7%	104.9%	91.0%	97.2%
Operating expense ratio:
Consolidated	17.1%	16.7%	18.7%	16.5%
Managed Care	14.6%	14.0%	15.9%	13.8%

1 The adjusted medical loss ratio accounts for subsequent adjustments to estimates, such as prior-period reserve developments and Medicare premium adjustments, and presents them in their corresponding period.

Triple-S Management Corporation

Managed Care Membership by Segment

Managed Care Membership by Segment	As of September 30,
	2020	2019
Members:
Commercial:
Fully-insured	321,673	322,992
Self-insured	107,830	119,077
Total Commercial	429,503	442,069
Medicare Advantage	136,135	128,660
Medicaid	385,344	354,230
Total members	950,982	924,959

Triple-S Management Corporation

Exhibit V

Reconciliation of Non-GAAP Financial Measures

	Adjusted Net Income
(Unaudited)	Three months ended September 30,		Nine months ended September 30,
(dollar amounts in millions, except per share data)	2020	2019	2020	2019
Net income	$23.6	$13.9	$41.0	$79.7
Less adjustments, net of taxes:
Net realized investment gains (losses)	0.4	0.9	(0.1)	3.8
Unrealized gains (losses) on equity investments	8.8	1.0	(13.9)	19.4
Contingency accrual	-	-	(20.0)	-
Private equity investment income (loss)	0.2	(0.1)	2.4	1.0
Adjusted net income	$14.2	$12.1	$72.6	$55.6
Diluted adjusted net income per share	$0.61	$0.51	$3.12	$2.39

Adjusted net income is a non-GAAP financial metric and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Management believes that the use of this adjusted net income and adjusted net income per share provides investors and management useful information about the earnings impact of realized and unrealized investment gains or losses, as well as other non-recurring items impacting the Company’s results of operations.  This non-GAAP metric does not consider all the items associated with the Company’s operations as determined in accordance with GAAP.  As a result, one should not consider these measures in isolation.